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                                                                                                  Exhibit 11.1

                                         UNIFIED FINANCIAL SERVICES, INC.
                                          EARNINGS PER SHARE CALCULATION


                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                               -----------------------------------------------
                                                                     2001             2000             1999
                                                               -------------      ------------   -------------

INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss)..................................       $   3,368,473      $(1,202,690)   $(1,750,790)

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period.......................................           2,880,028        2,869,862      2,316,767

     Conversion of Series C Preferred Stock to
        common stock....................................                  --               --        361,935

     Shares issued in private placement during period...                  --           11,530        238,270

     Repurchase of common stock (retired)...............               2,394               --             --

     Repurchase of common stock for treasury............                  --           (1,364)       (47,110)
                                                               -------------      -----------      ---------

        Common shares used in basic calculation.........           2,877,634        2,880,028      2,869,862
                                                               -------------      -----------      ---------

     Common stock equivalent of dilutive options........             149,396          103,086        105,461
                                                               -------------      -----------      ---------

           Common shares used in fully
              diluted calculation.......................           3,027,030        2,983,114      2,975,323
                                                               -------------      -----------      ---------


EARNINGS (LOSS) PER SHARE
     Basic..............................................       $        1.17      $     (0.42)     $  (0.61)
     Fully diluted......................................                1.11            (0.40)        (0.59)

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